     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997


                                            REGISTRATION STATEMENT NO. 333-31249

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               Amendment No. 1 To

                                    FORM S-3
                            ------------------------
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                 STAPLES, INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                     DELAWARE                                          04-2896127
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification No.)
                    organization)

      ONE RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01581 (508) 370-8500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                             PETER M. SCHWARZENBACH
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 STAPLES, INC.
                     100 PENNSYLVANIA AVENUE, P.O. BOX 9328
              FRAMINGHAM, MASSACHUSETTS 01701-9328  (508) 370-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

               MARK G. BORDEN, ESQ.                             PATRICIA A. CERUZZI, ESQ.
                 HALE AND DORR LLP                                 SULLIVAN & CROMWELL
   60 STATE STREET, BOSTON, MASSACHUSETTS 02109        125 BROAD STREET, NEW YORK, NEW YORK 10004
             TELEPHONE: (617) 526-6000                          TELEPHONE: (212) 558-4000
             TELECOPY: (617) 526-5000                           TELECOPY: (212) 558-3588

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS THE REGISTRANT SHALL DETERMINE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-31249) of Staples, Inc. is filed solely to file the exhibit listed in Item 16 hereto.

ITEM 16.  EXHIBITS.



EXHIBIT         DESCRIPTION OF EXHIBIT
-------         ----------------------

   *1     --    Form of Underwriting Agreement.
  **4.1   --    Form of Indenture for Senior Debt Securities between the
                Company and The Chase Manhattan Bank, as Trustee.
  **4.2   --    Form of Senior Debt Securities (included in Exhibit 4.1).
  **4.3   --    Form of Indenture for Subordinated Debt Securities between the
                Company and The Chase Manhattan Bank, as Trustee.
  **4.4   --    Form of Subordinated Debt Securities (included in Exhibit 4.3).
    5     --    Opinion of Hale and Dorr LLP.
 **12     --    Computation of Ratio of Earnings to Fixed Charges.
 **23.1   --    Consent of Ernst & Young LLP.
   23.2   --    Consent of Hale and Dorr LLP (included in Exhibit 5).
 **24     --    Power of Attorney.
 **25.1   --    Statement of Eligibility of Trustee under the Trust Indenture
                Act of 1939 on Form T-1 for the Senior Debt Securities.
 **25.2   --    Statement of Eligibility of Trustee under the Trust Indenture
                Act of 1939 on Form T-1 for the Subordinated Debt Securities.



---------------

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.


** Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Commonwealth of Massachusetts on the 24th day of July, 1997.


                                            STAPLES, INC.


                                            By: /s/ PETER M. SCHWARZENBACH

                                              ----------------------------------

                                                    PETER M. SCHWARZENBACH


                                              VICE PRESIDENT AND GENERAL COUNSEL


                                                        AND SECRETARY



                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------    --------------

                    *                       Chairman of the Board of           July 24, 1997
------------------------------------------  Directors and Chief Executive
            THOMAS G. STEMBERG              Officer (Principal Executive
                                            Officer)

                    *                       President and Director             July 24, 1997
------------------------------------------
             MARTIN E. HANAKA
                    *                       Executive Vice President and       July 24, 1997
------------------------------------------  Chief Financial Officer
             JOHN J. MAHONEY                (Principal Financial Officer)

                    *                       Senior Vice President --           July 24, 1997
------------------------------------------  Finance (Principal Accounting
             JAMES E. FLAVIN                Officer)

                    *                       Director                           July 24, 1997
------------------------------------------
          MARY ELIZABETH BURTON

                                            Director
------------------------------------------
            W. LAWRENCE HEISEY

                    *                       Director                           July 24, 1997
------------------------------------------
                 LEO KAHN

                    *                       Director                           July 24, 1997
------------------------------------------
           JAMES L. MOODY, JR.

SIGNATURE                        TITLE                      DATE
---------                        -----                      ----


         *                       Director                   July 24, 1997
-------------------------------
ROWLAND T. MORIARTY

         *                       Director                   July 24, 1997
-------------------------------
ROBERT C. NAKASONE

         *                       Director                   July 24, 1997
-------------------------------
W. MITT ROMNEY

         *                       Director                   July 24, 1997
-------------------------------
MARTIN TRUST

         *                       Director                   July 24, 1997
-------------------------------
PAUL F. WALSH


*By: /s/ PETER M. SCHWARZENBACH
     ------------------------------
     PETER M. SCHWARZENBACH

                                 EXHIBIT INDEX


EXHIBIT         DESCRIPTION OF EXHIBIT
-------         ----------------------

   *1     --    Form of Underwriting Agreement.
  **4.1   --    Form of Indenture for Senior Debt Securities between the
                Company and The Chase Manhattan Bank, as Trustee.
  **4.2   --    Form of Senior Debt Securities (included in Exhibit 4.1).
  **4.3   --    Form of Indenture for Subordinated Debt Securities between the
                Company and The Chase Manhattan Bank, as Trustee.
  **4.4   --    Form of Subordinated Debt Securities (included in Exhibit 4.3).
    5     --    Opinion of Hale and Dorr LLP.
 **12.1   --    Computation of Ratio of Earnings to Fixed Charges.
 **23.1   --    Consent of Ernst & Young LLP.
   23.2   --    Consent of Hale and Dorr LLP (included in Exhibit 5).
 **24     --    Power of Attorney.
 **25.1   --    Statement of Eligibility of Trustee under the Trust Indenture
                Act of 1939 on Form T-1 for the Senior Debt Securities.
 **25.2   --    Statement of Eligibility of Trustee under the Trust Indenture
                Act of 1939 on Form T-1 for the Subordinated Debt Securities.



---------------

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.


** Previously filed.